Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports First Quarter 2020 Results;

Updates Full Year 2020 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, May 5, 2020 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended March 31, 2020.

Highlights of the first quarter include:

•	Subsequent to quarter end, declared quarterly cash dividend of $0.465 per share

•	Repurchased 0.8 million shares at an average price per share of $243

•	Committed to provide global COVID-19 relief through charitable contributions in each of our existing markets

•	Net loss of $127.1 million, resulting from $152.8 million non-cash, currency-related inter-company loan remeasurement adjustment

•	AFFO per share growth of 13.5% over the year earlier period on a constant currency basis

“We had a solid start to 2020”, commented Jeffrey A. Stoops. “In these extremely difficult times brought about by COVID-19, we are very fortunate to serve in an industry that is essential to the geographies in which we operate, where we are able to keep our team members fully employed working for our customers and communities. Our top priorities during this crisis are the health and safety of our team members, and maintaining and expanding wireless service for our customers. 5G and the benefits it will bring are now more important than ever. With the T-Mobile-Sprint merger now complete, our expectations for the full year remain the same. We expect to see in the US increasing levels of operational activity as we move through the year, with the reported financial results to follow. Early stages of this increased operational activity are now underway. Internationally, demand remains solid as well, although, as evidenced by our revised full-year outlook, the only material impact to SBA from the COVID-19 crisis is the expected impact in certain of our international markets from foreign currency adjustments.

Our operational performance, as best evidenced by our margins, continues to be excellent, and I commend all of our team members. Our balance sheet and access to capital remains very strong. We are comfortable at current leverage levels, with future capital allocation priorities first to our dividend and then the substantial remaining amount of investable capital to opportunistic portfolio growth and stock repurchases. During these challenging times, we expect to stay very busy serving our customers and communities, helping to continuously improve wireless service in general and deploy 5G service in particular, while we execute well against increasing operational demand and grow AFFO per share materially”.

Operating Results

The table below details select financial results for the three months ended March 31, 2020 and comparisons to the prior year period.

	Q1 2020	Q1 2019	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$492.3	$452.2	$40.1	8.9%	11.6%
Site development revenue	24.7	41.1	(16.4)	(39.9%)	(39.9%)
Tower cash flow (1)	398.1	362.9	35.2	9.7%	11.9%
Net (loss) income	(127.1)	26.0	(153.1)	(588.8%)	5.9%
Earnings per share - diluted	(1.14)	0.23	(1.37)	(595.7%)	4.2%
Adjusted EBITDA (1)	369.9	345.6	24.3	7.1%	9.4%
AFFO (1)	259.9	236.1	23.8	10.0%	13.3%
AFFO per share (1)	2.28	2.07	0.21	10.1%	13.5%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Total revenues in the first quarter of 2020 were $517.0 million compared to $493.3 million in the year earlier period, an increase of 4.8%. Site leasing revenue in the quarter of $492.3 million was comprised of domestic site leasing revenue of $386.3 million and international site leasing revenue of $106.0 million. Domestic cash site leasing revenue was $383.9 million in the first quarter of 2020 compared to $361.2 million in the year earlier period, an increase of 6.3%. International cash site leasing revenue was $106.1 million in the first quarter of 2020 compared to $88.3 million in the year earlier period, an increase of 20.1%, or 33.7% excluding the impact of changes in foreign currency exchange rates.

Site leasing operating profit was $396.6 million, an increase of 10.3% over the year earlier period. Site leasing contributed 98.8% of the Company’s total operating profit in the first quarter of 2020. Domestic site leasing segment operating profit was $322.4 million, an increase of 8.3% over the year earlier period. International site leasing segment operating profit was $74.1 million, an increase of 20.0% over the year earlier period.

Tower Cash Flow for the first quarter of 2020 of $398.1 million was comprised of Domestic Tower Cash Flow of $323.4 million and International Tower Cash Flow of $74.7 million. Domestic Tower Cash Flow for the quarter increased 7.2% over the prior year period and International Tower Cash Flow increased 22.2% over the prior year period, or 35.4% on a constant currency basis. Tower Cash Flow Margin was 81.2% for the first quarter of 2020, as compared to 80.7% for the year earlier period.

Net loss for the first quarter of 2020 was $127.1 million, or $(1.14) per share, and included a $152.8 million loss, net of taxes, on the currency related remeasurement of U.S. dollar denominated intercompany loans with foreign subsidiaries. Net income for the first quarter of 2019 was $26.0 million, or $0.23 per share, and included a $1.4 million loss, net of taxes, on the currency related remeasurement of U.S. dollar denominated intercompany loans with a Brazilian subsidiary.

Adjusted EBITDA for the quarter was $369.9 million, a 7.1% increase over the prior year period. Adjusted EBITDA Margin was 71.9% in the first quarter of 2020 compared to 70.4% in the first quarter of 2019.

Net Cash Interest Expense was $95.0 million in the first quarter of 2020 compared to $96.9 million in the first quarter of 2019, a decrease of 2.0%.

AFFO for the quarter was $259.9 million, a 10.0% increase over the prior year period. AFFO per share for the first quarter of 2020 was $2.28, a 10.1% increase over the prior year period, and 13.5% on a constant currency basis.

Investing Activities

During the first quarter of 2020, SBA acquired 69 communication sites for total cash consideration of $79.9 million. SBA also built 49 towers during the first quarter of 2020. As of March 31, 2020, SBA owned or operated 32,515 communication sites, 16,463 of which are located in the United States and its territories, and 16,052 of which are located internationally. In addition, the Company spent $6.9 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the first quarter of 2020 were $128.8 million, consisting of $9.2 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $119.6 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the first quarter of 2020, the Company has purchased or agreed to purchase 137 additional communication sites for an aggregate amount of $52.0 million. The Company anticipates that the majority of these acquisitions will be consummated by the end of the third quarter of 2020.

Financing Activities and Liquidity

SBA ended the first quarter of 2020 with $10.7 billion of total debt, $7.8 billion of total secured debt, $228.0 million of cash and cash equivalents, short-term restricted cash, and short-term investments, and $10.4 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.0x and 5.1x, respectively.

On February 4, 2020, the Company issued $1.0 billion of unsecured senior notes due February 15, 2027 (the “2020 Senior Notes”). The 2020 Senior Notes accrue interest at a rate of 3.875% per annum. Interest on the 2020 Senior Notes is due semi-annually on February 15 and August 15 of each year, beginning on August 15, 2020. Net proceeds from this offering were used to redeem all of the outstanding principal amount of the 4.875% Senior Notes due 2022 and repay a portion of the amount outstanding under the Revolving Credit Facility.

As of the date of this press release, the Company had $380.0 million outstanding under the $1.25 billion Revolving Credit Facility.

During the first quarter of 2020, the Company repurchased 0.8 million shares of its Class A common stock for $200.0 million, at an average price per share of $242.86 under its $1.0 billion stock repurchase plan. All shares repurchased were retired. As of the date of this filing, the Company has $424.3 million of authorization remaining under the plan.

In the first quarter of 2020, the Company declared and paid a cash dividend of $52.2 million.

In addition, the Company announced today, May 5, 2020, that its Board of Directors has declared a quarterly cash dividend of $0.465 per share of the Company’s Class A common stock. The distribution is payable June 18, 2020 to the shareholders of record at the close of business on May 28, 2020.

Outlook

The Company is updating its full year 2020 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2020 Outlook assumes the acquisitions of only those communication sites under contract and anticipated to close at the time of this press release. The Company may spend additional capital in 2020 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2020 guidance. The Outlook also does not contemplate any additional repurchases of the Company’s stock during 2020, although the Company may ultimately spend capital to repurchase some of its stock during the year.

The Company’s Outlook assumes an average foreign currency exchange rate of 5.45 Brazilian Reais to 1.0 U.S. Dollar, 1.42 Canadian Dollars to 1.0 U.S. Dollar, and 18.65 South African Rand to 1.0 U.S. Dollar throughout the last three quarters of 2020. When compared to the Company’s initial full year 2020 Outlook provided February 20, 2020, the variances in the actual first quarter foreign currency exchange rates versus the Company’s assumptions, and the changes in the Company’s foreign currency rate assumptions for the remainder of the year, negatively impacted the 2020 full year Outlook by the amounts indicated in the chart below.

(in millions, except per share amounts)	Full Year 2020			Change from Feb. 20, 2020 Outlook Due to FX (7)	Change from Feb. 20, 2020 Outlook Excluding FX (7)
Site leasing revenue (1)	$1,930.0	to	$1,950.0	$(47.0)	$4.0
Site development revenue	$110.0	to	$130.0	$—	$(20.0)
Total revenues	$2,040.0	to	$2,080.0	$(47.0)	$(16.0)
Tower Cash Flow (2)	$1,570.0	to	$1,590.0	$(32.0)	$5.0
Adjusted EBITDA (2)	$1,464.0	to	$1,484.0	$(30.0)	$(1.0)
Net cash interest expense (3)	$371.0	to	$381.0	$0.5	$1.5
Non-discretionary cash capital expenditures (4)	$32.0	to	$42.0	$(0.5)	$(4.5)
AFFO (2)	$1,013.0	to	$1,059.0	$(29.0)	$1.0
AFFO per share (2) (5)	$8.89	to	$9.29	$(0.255)	$0.075
Discretionary cash capital expenditures (6)	$270.0	to	$290.0	$(9.0)	$39.0

(1)	The Company’s Outlook for site leasing revenue includes revenue associated with pass through reimbursable expenses.
(2)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(3)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(4)	Consists of tower maintenance and general corporate capital expenditures.
(5)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 114.0 million. Our Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2020.

(6)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

(7)	Changes from prior outlook are measured based on the midpoint of outlook ranges provided.

Conference Call Information

SBA Communications Corporation will host a conference call on Tuesday, May 5, 2020 at 5:00 PM (EDT) to discuss the quarterly results. The call may be accessed as follows:

When:	Tuesday, May 5, 2020 at 5:00 PM (EDT), please dial-in by 4:45 PM
Dial-in Number:	(844) 291-6360
Access Code:	7145173
Conference Name:	SBA first quarter results
Replay Available:	May 5, 2020 at 11:00 PM to May 19, 2020 at 12:00 AM (TZ: Eastern)
Replay Number:	(866) 207-1041 – Access Code: 9137856
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and our earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the increase in operational activity and demand for the Company’s infrastructure, and the timing, magnitude and drivers of that increase, (ii) the impact of the completed T-Mobile/Sprint transaction, the expected growth in incremental leasing activity and services business and the drivers of that growth, (iii) the impact of carrier equipment upgrades and network investment, 5G deployment and spectrum auctions in 2020, (iv) the Company’s leverage levels and future capital allocation strategy, (v) the Company’s financial and operational performance in 2020, including growth in AFFO per share, (vi) the Company’s revised financial and operational guidance for the full year 2020, the assumptions it made and the drivers contributing to its full year guidance and the changes thereto, (vii) the timing of closing for currently pending acquisitions, and (viii) foreign exchange rates and their impact on the Company’s financial and operational guidance, including the volatility in foreign currency exchange rates caused by the COVID-19 crisis.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth; (3) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (5) the impact of continued consolidation among wireless service providers, including the impact of the completed T-Mobile and Sprint merger, on the Company’s leasing revenue; (6) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (7) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (8) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for its business while seeking to attain its investment goals; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, South Africa and in other international markets; (11) the ability of Dish to become and compete as a nationwide carrier; (12) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (13) the ability of the Company to achieve its long-term stock repurchases strategy, which will depend, among other things, on the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions; (14) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2020; and (15) the extent and duration of the impact of the COVID-19 crisis on the global economy, on the Company’s business and results of operations, and on foreign currency exchange rates; and (16) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the availability of sufficient towers for sale to meet our targets, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria. With respect to its expectations regarding the ability to close pending acquisitions, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and its ability to accurately anticipate the future performance of the acquired towers, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2020 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on February 24, 2020.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America and South Africa. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months
	ended March 31,
	2020	2019
Revenues:
Site leasing	$492,356	$452,183
Site development	24,711	41,110

Total revenues	517,067	493,293

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	95,799	92,714
Cost of site development	19,715	31,101
Selling, general, and administrative expenses (1)	49,617	50,959
Acquisition and new business initiatives related adjustments and expenses	3,799	2,437
Asset impairment and decommission costs	14,355	5,771
Depreciation, accretion, and amortization	182,579	171,038

Total operating expenses	365,864	354,020

Operating income	151,203	139,273

Other income (expense):
Interest income	885	1,800
Interest expense	(95,851)	(98,667)
Non-cash interest expense	(2,406)	(641)
Amortization of deferred financing fees	(5,139)	(5,061)
Loss from extinguishment of debt, net	(16,864)	—
Other income (expense), net	(226,299)	(508)

Total other expense, net	(345,674)	(103,077)

(Loss) income before income taxes	(194,471)	36,196
Benefit (provision) for income taxes	66,538	(10,207)

Net (loss) income	(127,933)	25,989
Net loss attributable to noncontrolling interests	875	—

Net (loss) income attributable to SBA Communications Corporation	$(127,058)	$25,989

Net (loss) income per common share attributable to SBA Communications Corporation:
Basic	$(1.14)	$0.23

Diluted	$(1.14)	$0.23

Weighted average number of common shares
Basic	111,908	112,708

Diluted	111,908	114,344

(1)	Includes non-cash compensation of $15,553 and $22,605 for the three months ended March 31, 2020 and 2019, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$184,137	$108,309
Restricted cash	43,012	30,243
Accounts receivable, net	107,200	132,125
Costs and estimated earnings in excess of billings on uncompleted contracts	18,823	26,313
Prepaid expenses and other current assets	41,886	37,281

Total current assets	395,058	334,271
Property and equipment, net	2,697,778	2,794,602
Intangible assets, net	3,294,369	3,626,773
Right-of-use assets, net	2,420,363	2,572,217
Other assets	551,934	432,078

Total assets	$9,359,502	$9,759,941

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$26,939	$31,846
Accrued expenses	54,175	67,618
Current maturities of long-term debt	522,691	522,090
Deferred revenue	133,548	113,507
Accrued interest	32,697	49,269
Current lease liabilities	231,385	247,015
Other current liabilities	18,117	16,948

Total current liabilities	1,019,552	1,048,293
Long-term liabilities:
Long-term debt, net	10,050,737	9,812,335
Long-term lease liabilities	2,153,917	2,279,400
Other long-term liabilities	438,048	270,868

Total long-term liabilities	12,642,702	12,362,603
Redeemable noncontrolling interests	14,478	16,052
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 111,559 shares and 111,775 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,116	1,118
Additional paid-in capital	2,471,886	2,461,335
Accumulated deficit	(5,943,386)	(5,560,695)
Accumulated other comprehensive loss, net	(846,846)	(568,765)

Total shareholders’ deficit	(4,317,230)	(3,667,007)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$9,359,502	$9,759,941

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(127,933)	$25,989
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, accretion, and amortization	182,579	171,038
Non-cash asset impairment and decommission costs	13,997	5,451
Non-cash compensation expense	16,278	23,414
Amortization of deferred financing fees	5,139	5,061
Loss on remeasurement of U.S. dollar denominated intercompany loans	230,132	2,080
Deferred income tax (benefit) expense	(72,204)	3,470
Other non-cash items reflected in the Statements of Operations	13,127	(2,494)
Changes in operating assets and liabilities, net of acquisitions:
AR and costs and est. earnings in excess of billings on uncompleted contracts, net	19,712	1,931
Prepaid expenses and other assets	(1,643)	(130)
Operating lease right-of-use assets, net	30,181	24,116
Accounts payable and accrued expenses	(4,725)	(5,050)
Accrued interest	(18,197)	(13,663)
Long-term lease liabilities	(24,712)	(19,652)
Other liabilities	16,011	1,104

Net cash provided by operating activities	277,742	222,665

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(89,531)	(55,287)
Capital expenditures	(39,291)	(36,374)
Other investing activities	(3,190)	6,685

Net cash used in investing activities	(132,012)	(84,976)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under Revolving Credit Facility	(5,000)	(215,000)
Proceeds from issuance of Senior Notes, net of fees	988,516	—
Repayment of Senior Notes	(759,143)	—
Proceeds from employee stock purchase/stock option plans	38,869	69,690
Payments related to taxes on stock options and restricted stock units	(44,488)	(6,215)
Repurchase and retirement of common stock	(203,330)	—
Payment of dividends on common stock	(52,201)	—
Other financing activities	(6,558)	(6,522)

Net cash used in financing activities	(43,335)	(158,047)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(13,900)	(14,071)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	88,495	(34,429)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	141,120	178,300

End of period	$229,615	$143,871

Selected Capital Expenditure Detail

	For the three months ended March 31,
	2020	2019
	(in thousands)
Construction and related costs on new builds	$17,031	$15,426
Augmentation and tower upgrades	13,031	13,703
Non-discretionary capital expenditures:
Tower maintenance	8,194	6,420
General corporate	1,035	825

Total non-discretionary capital expenditures	9,229	7,245

Total capital expenditures	$39,291	$36,374

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at December 31, 2019	16,401	16,002	32,403
Sites acquired during the first quarter	63	6	69
Sites built during the first quarter	4	45	49
Sites decommissioned during the first quarter	(5)	(1)	(6)

Sites owned at March 31, 2020	16,463	16,052	32,515

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended March 31,		ended March 31,		ended March 31,
	2020	2019	2020	2019	2020	2019
	(in thousands)
Segment revenue	$386,345	$362,838	$106,011	$89,345	$24,711	$41,110
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(63,905)	(65,114)	(31,894)	(27,600)	(19,715)	(31,101)

Segment operating profit	$322,440	$297,724	$74,117	$61,745	$4,996	$10,009

Segment operating profit margin	83.5%	82.1%	69.9%	69.1%	20.2%	24.3%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue; (ii) Tower Cash Flow and Tower Cash Flow Margin; (iii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); (v) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; and (vi) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1)    Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2)    Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3)    FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4)    Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5)    Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2016 Senior Notes, 2017 Senior Notes, and 2020 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	First quarter
	2020 year	Foreign	Growth excluding
	over year	currency	foreign
	growth rate	impact	currency impact
Total site leasing revenue	8.9%	(2.7%)	11.6%
Total cash site leasing revenue	9.0%	(2.7%)	11.7%
Int’l cash site leasing revenue	20.1%	(13.6%)	33.7%
Total site leasing segment operating profit	10.3%	(2.3%)	12.6%
Int’l site leasing segment operating profit	20.0%	(13.2%)	33.2%
Total site leasing tower cash flow	9.7%	(2.2%)	11.9%
Int’l site leasing tower cash flow	22.2%	(13.2%)	35.4%
Net (loss) income	(588.8%)	(594.7%)	5.9%
Earnings per share - diluted	(595.7%)	(599.9%)	4.2%
Adjusted EBITDA	7.1%	(2.3%)	9.4%
AFFO	10.0%	(3.3%)	13.3%
AFFO per share	10.1%	(3.4%)	13.5%

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended March 31,		ended March 31,		ended March 31,
	2020	2019	2020	2019	2020	2019
	(in thousands)
Site leasing revenue	$386,345	$362,838	$106,011	$89,345	$492,356	$452,183
Non-cash straight-line leasing revenue	(2,406)	(1,603)	65	(1,042)	(2,341)	(2,645)

Cash site leasing revenue	383,939	361,235	106,076	88,303	490,015	449,538
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(63,905)	(65,114)	(31,894)	(27,600)	(95,799)	(92,714)
Non-cash straight-line ground lease expense	3,353	5,663	495	426	3,848	6,089

Tower Cash Flow	$323,387	$301,784	$74,677	$61,129	$398,064	$362,913

Tower Cash Flow Margin	84.2%	83.5%	70.4%	69.2%	81.2%	80.7%

Forecasted Tower Cash Flow for Full Year 2020

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2020:

	Full Year 2020
	(in millions)
Site leasing revenue	$1,930.0	to	$1,950.0
Non-cash straight-line leasing revenue	(5.0)	to	—

Cash site leasing revenue	1,925.0	to	1,950.0
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(365.0)	to	(375.0)
Non-cash straight-line ground lease expense	10.0	to	15.0

Tower Cash Flow	$1,570.0	to	$1,590.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended March 31,
	2020	2019
	(in thousands)
Net (loss) income	$(127,933)	$25,989
Non-cash straight-line leasing revenue	(2,341)	(2,645)
Non-cash straight-line ground lease expense	3,848	6,089
Non-cash compensation	16,278	23,414
Loss from extinguishment of debt, net	16,864	—
Other expense, net	226,299	508
Acquisition and new business initiatives related adjustments and expenses	3,799	2,437
Asset impairment and decommission costs	14,355	5,771
Interest income	(885)	(1,800)
Total interest expense (1)	103,396	104,369
Depreciation, accretion, and amortization	182,579	171,038
(Benefit) provision for taxes (2)	(66,311)	10,404

Adjusted EBITDA	$369,948	$345,574

Annualized Adjusted EBITDA (3)	$1,479,792	$1,382,296

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)

For the three months ended March 31, 2020 and 2019, these amounts included $227 and $197, respectively, of franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended March 31,
	2020	2019
	(in thousands)
Total revenues	$517,067	$493,293
Non-cash straight-line leasing revenue	(2,341)	(2,645)

Total revenues minus non-cash straight-line leasing revenue	$514,726	$490,648

Adjusted EBITDA	$369,948	$345,574

Adjusted EBITDA Margin	71.9%	70.4%

Forecasted Adjusted EBITDA for Full Year 2020

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2020:

	Full Year 2020
	(in millions)
Net (loss) income	$(31.0)	to	$19.0
Non-cash straight-line leasing revenue	(5.0)	to	—
Non-cash straight-line ground lease expense	10.0	to	15.0
Non-cash compensation	67.0	to	62.0
Loss from extinguishment of debt, net	16.5	to	17.5
Other expense (income), net	269.0	to	267.0
Acquisition and new business initiatives related adjustments and expenses	18.0	to	14.0
Asset impairment and decommission costs	43.0	to	38.0
Interest income	(4.5)	to	(1.5)
Total interest expense (1)	413.0	to	401.0
Depreciation, accretion, and amortization	712.0	to	702.0
Benefit for taxes (2)	(44.0)	to	(50.0)

Adjusted EBITDA	$1,464.0	to	$1,484.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

The table below sets forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the three months
	ended March 31,
(in thousands, except per share amounts)	2020	2019
Net (loss) income	$(127,933)	$25,989
Real estate related depreciation, amortization, and accretion	181,431	169,951
Asset impairment and decommission costs (1)	14,355	5,771
Adjustments for unconsolidated joint ventures	—	1,094

FFO	$67,853	$202,805
Adjustments to FFO:
Non-cash straight-line leasing revenue	(2,341)	(2,645)
Non-cash straight-line ground lease expense	3,848	6,089
Non-cash compensation	16,278	23,414
Adjustment for non-cash portion of tax (benefit) provision	(72,204)	3,470
Non-real estate related depreciation, amortization, and accretion	1,148	1,087
Amortization of deferred financing costs and debt discounts	7,545	5,702
Loss from extinguishment of debt, net	16,864	—
Other expense, net	226,299	508
Acquisition and new business initiatives related adjustments and expenses	3,799	2,437
Non-discretionary cash capital expenditures	(9,229)	(7,245)
Adjustments for unconsolidated joint ventures	—	509

AFFO	$259,860	$236,131

Weighted average number of common shares (2)	113,993	114,344

AFFO per share	$2.28	$2.07

(1)	Prior year amounts have been reclassed to conform to the current year presentation.
(2)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Forecasted AFFO for the Full Year 2020

The table below sets forth the reconciliation of the forecasted AFFO and AFFO per share set forth in the Outlook section to its most comparable GAAP measurement for the full year 2020:

(in millions, except per share amounts)	Full Year 2020
Net (loss) income	$(31.0)	to	$19.0
Real estate related depreciation, amortization, and accretion	705.0	to	697.0
Asset impairment and decommission costs	43.0	to	38.0

FFO	$717.0	to	$754.0
Adjustments to FFO:
Non-cash straight-line leasing revenue	(5.0)	to	—
Non-cash straight-line ground lease expense	10.0	to	15.0
Non-cash compensation	67.0	to	62.0
Adjustment for non-cash portion of tax benefit	(72.0)	to	(72.0)
Non-real estate related depreciation, amortization, and accretion	7.0	to	5.0
Amort. of deferred financing costs and debt discounts	27.5	to	28.5
Loss from extinguishment of debt, net	16.5	to	17.5
Other expense, net	269.0	to	267.0
Acquisition and new business initiatives related adjustments and expenses	18.0	to	14.0
Non-discretionary cash capital expenditures	(42.0)	to	(32.0)

AFFO	$1,013.0	to	$1,059.0

Weighted average number of common shares (1)	114.0	to	114.0

AFFO per share	$8.89	to	$9.29

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2020.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

March 31,
2020
(in thousands)
2013-2C Tower Securities	$575,000
2014-2C Tower Securities	620,000
2015-1C Tower Securities	500,000
2016-1C Tower Securities	700,000
2017-1C Tower Securities	760,000
2018-1C Tower Securities	640,000
2019-1C Tower Securities	1,165,000
Revolving Credit Facility	485,000
2018 Term Loan	2,358,000

Total secured debt	7,803,000
2016 Senior Notes	1,100,000
2017 Senior Notes	750,000
2020 Senior Notes	1,000,000

Total unsecured debt	2,850,000

Total debt	$10,653,000

Leverage Ratio
Total debt	$10,653,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(227,998)

Net debt	$10,425,002

Divided by: Annualized Adjusted EBITDA	$1,479,792

Leverage Ratio	7.0x

Secured Leverage Ratio
Total secured debt	$7,803,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(227,998)

Net Secured Debt	$7,575,002

Divided by: Annualized Adjusted EBITDA	$1,479,792

Secured Leverage Ratio	5.1x